>

                           SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                       of the Securities Exchange Act of
                             1934 (Amendment No. )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[x] Soliciting Material Pursuant toss.240.14a-12

                            US Airways Group, Inc.
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
               (Name of Registrant as Specified In Its Charter)

                                UAL Corporation
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.

     1) Title of each class of securities to which transaction applies:
     ..........................................................................

     2) Aggregate number of securities to which transaction applies:
     ..........................................................................

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ..........................................................................

     4) Proposed maximum aggregate value of transaction:
     ..........................................................................

     5) Total fee paid:
     ..........................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     .........................................................

     2) Form, Schedule or Registration Statement No.:
     .........................................................

     3) Filing Party
     .........................................................

     4) Date Filed:
     .........................................................

The following is a transcript of a speech given by James E. Goodwin, Chairman and CEO of UAL Corporation, at a press conference on May 24, 2000

                         PRESS SCRIPT - UNITED REMARKS


------------------------------------------------------------------------------


James E. Goodwin, chairman and CEO of United:


Good afternoon everyone, and welcome. As you know, I'm Jim Goodwin, chairman and CEO of United Airlines. With me today is Steve Wolf, chairman of US

Airways.


I am delighted to be here today to tell you about this morning's exciting announcement. As you already know, United and US Airways announced that our boards of directors have approved a definitive merger agreement in which US

Airways will be acquired by United. This merger creates a combined company offering customers unparalleled convenience and service.

Bringing together United and US Airways creates a global airline that will provide significant benefits to the communities and customers served by our two companies.


This is a one-step, all-cash transaction valued at approximately $7 billion in equity. In addition, we will assume approximately $4.3 billion in equity. In addition, we will assume approximately 7.3 billion in debt and aircraft operating leases, for a total transaction value of nearly $12 billion. Under the agreement, each share of common stock of US Airways will be converted into the right to receive $60.00 in cash. Based on US Airways closing price of

$26.31 on May 23, 2000, this represents a premium of about 130 percent to US

Airways stockholders.

Linking United's extensive east-west system with US Airways' comprehensive north-south routes creates the first truly efficient nationwide network--the transaction will stimulate commerce, jobs and economic development across the

United States.


Combining United and US Airways creates a global airline that will be better able to deliver significant benefits to millions of passengers and hundreds of communities throughout the United States. Our new network connecting US

Airways' eastern U.S. markets with United's east-west and international networks will provide passengers with more convenient travel.

The two companies together will provide upgraded service and access to the world. For the passenger and cargo customers of United, this merger fills a geographic gap along the East coast and offers new reach to the East and

Southeast. Passengers will be linked to a system that will directly carry them to commercial centers across the globe and will benefit from the convenience of one-airline, one-baggage check-in, and one frequent flyer program.


United plans to serve all cities now served by US Airways. Passengers will benefit from more non-stop domestic flights. United plans to offer 64 new daily non-stop flights in the U.S. and 29 new daily international flights.

Passengers will have easier access to the West and to destinations in Latin

America, the Caribbean, Asia and Europe.


This combination will also provide new competition to other carriers.


US Airways' system will allow United to serve trans-Atlantic, Latin American and Caribbean routes more effectively, intensifying competition in those markets, and will improve our ability to reach Asian destinations from across the U.S. The transaction will significantly enhance the ability of US Airways hubs in Pittsburgh, Philadelphia and Charlotte to grow and compete with other hubs and international gateways.

As the first carrier with a broad presence across the U.S., United will be positioned to provide a competitive challenge in new areas. We have the financial strength and unencumbered assets to continue to grow the company.


In short, United and US Airways together will create a more efficient global airline network that can improve the quality of service for its customers.


In recognition of the competitive issues connected with this transaction,

United also plans to divest significant assets to maintain and enhance airline competition on routes into and out of Reagan National in Washington, DC.

In connection with this planned divestiture, United has entered into a

Memorandum of Understanding with Robert Johnson, under which he would buy certain US Airways assets at Reagan National and create a new carrier.


Mr. Johnson is the founder, chairman, and chief executive officer of BET

Holdings II, Inc. and a member of the board of US Airways. He also serves on numerous other boards, including the Hilton Hotels Corporation and the United

Negro College Fund.


The new carrier will be the first significant new entrant at capacity-controlled Washington Reagan National Airport in over a decade. It will focus on providing service to and from Washington, D.C.

United would retain certain assets at Washington-Reagan, including the US

Airways Shuttle service to New York and Boston and the assets necessary for

United to fly to Pittsburgh, Charlotte and Philadelphia from Washington

Reagan.

We anticipate that this transaction can be completed in the first quarter of

2001. The combination will be accounted for as a purchase and is anticipated to be accretive to United's earnings per share in year two.


We believe that this combination creates the first truly efficient nationwide network in this country, providing unparalleled convenience and comfort to passengers as well as introducing a new competitive force into the marketplace.

Now, I am delighted to introduce Stephen Wolf.


                                     # # #